UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §.240.14a-12

FLEXSTEEL INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FLEXSTEEL INDUSTRIES, INC.
P.O. Box 877
Dubuque, Iowa 52004-0877

October 22, 2010

Office of the Chairman of the Board

Dear Shareholder:

          You are cordially invited to attend the Annual Shareholders’ Meeting on Monday, December 6, 2010, at 2:00 p.m. We sincerely want you to come, and we welcome this opportunity to meet with those of you who find it convenient to attend.

          Time will be provided for shareholder questions regarding the affairs of the Company and for discussion of the business to be considered at the meeting as explained in the notice and proxy statement which follow. Directors and other Company executives expect to be available to talk individually with shareholders after the meeting. No admission tickets or other credentials are currently required for attendance at the meeting, but we may request to see some identification to establish that you are a shareholder of the Company.

          The formal notice of the meeting and proxy statement follow. I hope that after reading them you will sign, date and mail the proxy card, whether you plan to attend in person or not, to assure that your shares will be represented.

Sincerely,

L. Bruce Boylen
Chairman of the Board

Record Date:	October 8, 2010
Date of Meeting:	December 6, 2010
Time:	2:00 p.m.
Place:	Hilton Minneapolis
1001 Marquette Avenue
Minneapolis, MN 55403

IMPORTANT

Whether you own one share or many, each shareholder is urged to vote, date, sign and return the enclosed proxy in the envelope provided which requires no postage if mailed in the United States.

FLEXSTEEL INDUSTRIES, INC.
P.O. Box 877
Dubuque, Iowa 52004-0877

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 6, 2010

TO THE SHAREHOLDERS:

          The Annual Meeting of Shareholders of Flexsteel Industries, Inc. will be held at the Hilton Minneapolis, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on Monday, December 6, 2010 at 2:00 p.m. for the following purposes:

1.

To elect three (3) Class III Directors to serve until the year 2013 Annual Meeting and until their respective successors have been elected and qualified or until their earlier resignation, removal or termination.

2.	To consider a proposal to amend Article IV of the 1983 Restated Articles of Incorporation regarding authorized capital.

3.	To consider a proposal to amend Article V of the 1983 Restated Articles of Incorporation regarding notice of nominations to the Board of Directors and indemnification.

4.	To consider a proposal to delete Article VII of the 1983 Restated Articles of Incorporation regarding actions requiring shareholder approval.

5.

To consider a proposal to delete Article IX of the 1983 Restated Articles of Incorporation regarding actions authorized to be taken by the Board of Directors without shareholder approval and certain other actions.

6.	To consider a proposal to authorize the Board of Directors to act by less than unanimous written consent when permitted by law.

7.

To consider a proposal to amend and restate the 1983 Restated Articles of Incorporation to make certain other changes to conform the Company’s Articles of Incorporation to the Minnesota Business Corporation Act.

8.	To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

          October 8, 2010 has been fixed as the record date for the determination of common shareholders entitled to notice of, and to vote at, the meeting. Only holders of record at the close of business on that date will be entitled to vote at the meeting or any adjournments or postponements of the meeting.
          Whether or not you plan to attend the meeting, please mark, date and sign the accompanying proxy and return it promptly in the enclosed envelope which requires no additional postage if mailed in the United States. If you attend the meeting, you may vote your shares in person even though you have previously signed and returned your proxy. Voting by ballot at the meeting cancels any proxy previously returned.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy E. Hall
Secretary

October 22, 2010

PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY

FLEXSTEEL INDUSTRIES, INC.
P.O. Box 877
Dubuque, Iowa 52004-0877

PROXY STATEMENT
Annual Meeting of Shareholders to be Held

December 6, 2010

          This proxy statement and the accompanying proxy is solicited on behalf of the Board of Directors, referred to as the Board, of Flexsteel Industries, Inc., referred to as the Company or Flexsteel, to be used at the Annual Meeting of Shareholders to be held on Monday, December 6, 2010, and any adjournments or postponements of the meeting, for the purposes set forth in the notice of meeting accompanying this proxy statement.

          The mailing address of the corporate office and principal executive office of the Company is P.O. Box 877, Dubuque, IA 52004-0877. The approximate date on which this proxy statement and accompanying proxy card are first being mailed to shareholders is October 22, 2010.

PROXIES AND VOTING

          Each shareholder who signs and returns a proxy in the form enclosed with this proxy statement has the unconditional right to revoke the proxy at any time prior to its use at the meeting. A shareholder can change his or her proxy or vote in one of three ways:

•	send a signed notice of revocation to our Secretary to revoke the previously given proxy;

•	send a completed proxy card bearing a later date than the previously given proxy to our Secretary indicating the change in your vote; or

•

attend the meeting and vote in person, which will automatically cancel any proxy previously given, or the shareholder may revoke his or her proxy in person, but a shareholder’s attendance at the meeting alone will not revoke any proxy that the shareholder has previously given.

          If a shareholder chooses either of the first two methods, the shareholder must take the described action no later than the beginning of the meeting. Once voting on a particular matter is completed at the meeting, a shareholder will not be able to revoke his or her proxy or to change his or her vote as to that matter. Unless a shareholder’s proxy is so revoked or changed, the shares of common stock represented by each proxy received by the Company will be voted at the meeting and at any adjournments or postponements of the meeting. If a shareholder’s shares of common stock are held in street name by a broker, bank or other financial institution, such shareholder must contact them to change his or her vote. Execution of the proxy will in no way affect a shareholder’s right to attend the meeting and vote in person. If a shareholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specification. If no specification is made, it will be voted FOR the election of Jeffrey T. Bertsch, Lynn J. Davis and Eric S. Rangen as Class III Directors (Proposal I) and for the approval of Proposals II-VII. Each of the above named director nominees have been previously elected by the shareholders.

          As of the close of business on October 8, 2010, the record date for determining shareholders entitled to notice of, and to vote at, the meeting, the Company had [               ] outstanding shares of common stock, par value $1.00 per share, which is the only class of the Company’s capital stock entitled to vote at the meeting. Each share of common stock issued and outstanding as of the record date is entitled to one vote upon each matter to be presented at the meeting, and cumulative voting for directors is not permitted. A quorum, consisting of a majority of the outstanding shares of common stock entitled to vote at the meeting, must be present in person or represented by proxy before action may be taken at the meeting.

          Votes cast by proxy or in person will be counted by the inspector of election appointed for the meeting who will be present at the meeting. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of the director nominees named in this proxy statement. For Proposal No. I, the election of Class III Directors, the three nominees that receive the highest number of “FOR” votes will be elected. For the other Proposals, the affirmative vote of the holders of two-thirds of the shares of common stock represented in person or proxy and entitled to vote will be required for approval. A “WITHHELD” vote will be counted for purposes of determining whether there is a quorum, but will not be voted in favor of the nominee with respect to whom authority has been withheld. A proxy voted “ABSTAIN” with respect to Proposal Nos. II, III, IV, V, VI and VII will not be voted, although it will be considered present and entitled to vote, and thus has the same effect as a negative vote. A broker non-vote is treated as present for purposes of determining a quorum, but will not be counted as shares entitled to vote and will have no effect on the result of the vote.

          While the Board knows of no other matter to be presented at the meeting or any adjournment or postponement of the meeting, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxies.

EXPENSE OF SOLICITATION

          The cost of the solicitation of proxies on behalf of the Board will be paid by the Company. Solicitation of proxies will be principally by mail. In addition, the officers or employees of the Company and others may solicit proxies, either personally, by telephone, by special letter, or by other forms of communication. The Company will also make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and will reimburse them for reasonable expenses in so doing. Officers and employees of the Company will not receive additional compensation in connection with the solicitation of proxies.

PROPOSAL I

ELECTION OF DIRECTORS

          Our Restated Articles of Incorporation, as amended, permit the election of thirteen Directors. The Board currently consists of ten persons divided into three classes. At this time, the Board has determined to maintain the size of the Board at ten members. At each Annual Meeting the terms of one class of Directors expire and persons are elected to that class for terms of three years or until their respective successors are duly qualified and elected or until their earlier resignation, removal or termination. The Nominating & Compensation Committee believes that, as a group, the nominees below bring a diverse range of backgrounds, experiences and perspectives to the Board’s deliberations.

          Set forth below is information with respect to all Board members, including the nominees, their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills that led to the conclusion that they are qualified to serve as a director, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, their period of service as a Flexsteel director and their age.

          The Board of Directors believes that the directors listed below come from a wide variety of business backgrounds and the majority are independent, possess highly ethical standards, uncompromising integrity and operate in the best interest of the shareholders.

DIRECTORS WHOSE TERMS EXPIRE AT THE 2010 ANNUAL MEETING,
CLASS III

Jeffrey T. Bertsch Age 55 Director since 1997

Senior Vice President Corporate Services, 1989 to present, Flexsteel Industries, Inc.; Director, American Trust and Savings Bank (an Iowa bank).

Mr. Bertsch provides insight and perspective on operations, finance, supply- chain management and Flexsteel culture.

Lynn J. Davis Age 63 Director since 1999

Retired President and Chief Operating Officer, 2005 to 2006, August Technology (a public supplier of inspection equipment for microelectronic industry); Partner, 2002 to 2005, Tate Capital Partners (private investment firm); President, 2001, ADC Telecommunications, Inc. (a public supplier of network infrastructure products and services); Director, Automated Quality Technologies, Inc. (manufacturer of non-contact measurement equipment); Director, Superconductor Technologies, Inc. (a public manufacturer of wireless communication infrastructure).

Mr. Davis brings a wide range of experience to our Board through his service in various management roles and as an independent director. Mr. Davis brings experience in finance, general management, human resources, marketing, sales and manufacturing.

Mr. Davis is a member of the Audit and Ethics Committee and the Nominating and Compensation Committee. The Board has determined that he is an “audit committee financial expert” as defined by SEC rules.

Eric S. Rangen Age 53 Director since 2002

Senior Vice President and Chief Accounting Officer, 2006 to present, UnitedHealth Group (a public diversified health and well-being company); Executive Vice President and Chief Financial Officer, 2001 to 2006, Alliant Techsystems Inc. (a public advanced weapons and space systems company); Partner 1994 to 2001, Deloitte & Touche LLP (an accounting firm); Director, Global Defense Technology & Systems, Inc. (a public intelligence services company).

Mr. Rangen brings experience in finance, general management, and human resources to our Board.

Mr. Rangen is Chair of the Audit and Ethics Committee and a member of the Nominating and Compensation Committee. The Board has determined that he is an “audit committee financial expert” as defined by SEC rules.

DIRECTORS CONTINUING TO SERVE WHOSE TERMS EXPIRE AT THE 2011 ANNUAL MEETING,
CLASS I

Thomas E. Holloran Age 80 Director since 1971	Professor Emeritus, College of Business, Senior Distinguished Fellow, School of Law, University of St. Thomas, St. Paul; former Director, Medtronic, Inc. (a medical device company).

Mr. Holloran has served nearly forty years on our Board. Mr. Holloran brings expertise in business and law to our Board and Flexsteel culture.

Mr. Holloran is a member and former Chair of the Audit & Ethics Committee and a member of the Nominating & Compensation Committee.

L. Bruce Boylen Age 77 Director since 1993	Retired Vice President, Fleetwood Enterprises, Inc. (a public manufacturer of recreational vehicles and manufactured homes); Chairman of the Board, Flexsteel Industries, Inc., 2000 to present.

Mr. Boylen brings experience in finance, sales, marketing, manufacturing, human resources and operations to our Board and Flexsteel culture.

Ronald J. Klosterman Age 62 Director since 2005

Chief Executive Officer, 2006 to present; President, 2005 to present; Chief Operating Officer, 2005 to 2006; Director of Operations, 2004 to 2005; Executive Vice President and Chief Financial Officer, 1995 to 2005, Flexsteel Industries, Inc.; Director, EDSB (an Iowa bank); Director, Iowa Health System (network of hospitals in Iowa and Illinois).

Mr. Klosterman serves as the leader of Flexsteel and brings in-depth knowledge of Flexsteel’s business and culture and experience in finance, human resources, operations, manufacturing, and management to our Board and Flexsteel culture.

DIRECTORS CONTINUING TO SERVE WHOSE TERMS EXPIRE AT THE 2012 ANNUAL MEETING,
CLASS II

James R. Richardson Age 66 Director since 1990

Senior Vice President Sales and Marketing, 1994 to present, Flexsteel Industries, Inc.

Mr. Richardson brings knowledge of our supply-chain, human resources and marketing to the Board and Flexsteel culture.

Patrick M. Crahan Age 62 Director since 1997

Senior Vice President Commercial Seating, 2003 to present, Flexsteel Industries, Inc.; Trustee, University of Dubuque; Trustee, Dubuque Racing Association (not-for profit gaming); Director, Dubuque Bank and Trust Company (an Iowa bank).

Mr. Crahan brings experience in operations, manufacturing, sales, finance, human resources and general management to our Board and Flexsteel culture.

Robert E. Deignan Age 71 Director since 2001	Senior Counsel, Baker & McKenzie LLP (law firm).

Mr. Deignan brings expertise in legal matters and general management to our Board.

Mr. Deignan is a member and former Chair of the Nominating & Compensation Committee and a member of the Audit & Ethics Committee.

Mary C. Bottie Age 51 Director since 2003	Retired Vice President of Marketing and General Management, Motorola, Inc. (a public integrated communications and embedded electronic solutions company).

Ms. Bottie brings expertise in marketing, general management, human resources, operations, and sales to our Board.

Ms. Bottie is Chair of the Nominating and Compensation Committee and a member of the Audit & Ethics Committee.

          The Board has nominated, based on the recommendation of the Nominating and Compensation Committee, Jeffrey T. Bertsch, Lynn J. Davis and Eric S. Rangen for election as Class III Directors of the Company. The Class III Directors’ next term expires at the 2013 Annual Meeting or upon their respective successors being elected and qualified or until their earlier resignation, removal or termination. It is the intention of the proxies named herein to vote FOR these nominees unless otherwise directed in the proxy. All of the nominees have been previously elected by the shareholders.

          All nominees named above have consented to serve as Directors if elected. In the event that any of the nominees should fail to stand for election, the persons named as proxy in the enclosed form of proxy intend to vote for substitute nominees as may be selected by the Board. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

          The Board recommends a vote for its Director nominees named in this proxy statement. Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies.

PROPOSALS II, III, IV, V, VI AND VII – APPROVAL OF AMENDMENTS
TO THE 1983 RESTATED ARTICLES OF INCORPORATION.

          Our Board, as part of an effort to modernize and conform to Minnesota law our Articles of Incorporation, has unanimously adopted and now recommends shareholder approval of six proposals to amend our 1983 Restated Articles of Incorporation.

          The following summary of the proposed amendments may not contain all the information that is important to you. The complete text of the proposed amended and restated Articles reflecting the amendments proposed in this Proxy Statement is set forth in Appendix A. This summary is qualified in its entirety to the text of the proposed Amended and Restated Articles in Appendix A, which you are urged to read in its entirety. The Company reserves the right to not implement any particular Proposal adopted by the shareholders in the event one or more of the other proposals is not adopted.

PROPOSAL II
APPROVAL OF AMENDMENT TO ARTICLE IV OF OUR 1983 RESTATED ARTICLES OF
INCORPORATION REGARDING AUTHORIZED CAPITAL.

          The Company is proposing an amendment to its 1983 Restated Articles of Incorporation to eliminate the specifically designated shares of preferred stock but reserve the right to the Board the authority to establish more than one class or series of shares and to fix the relative rights and preferences of any such different class or series.

          The Company currently has authorized 15,000,000 shares of common stock, $1 par value, 60,000 cumulative preferred shares, $50 par value, and 700,000 preferred shares, $1 par value. There are no preferred shares currently outstanding.

          The Board believes it is in the best interest of the Company to modify its capital structure and cancel the authorized preferred stock. This would result in the articles authorizing a total of 15,000,000 shares, of which there are [               ] shares of common stock issued and outstanding as of October 8, 2010. The unissued shares would be available to issue as common stock or as preferred stock. This Proposal II will provide the Board significant flexibility to designate rights, voting power and preferences of preferred stock. The Board has no plans to issue preferred stock.

          The authority of the Board to issue additional shares of common or preferred stock may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various transactions. For example, the Board could authorize preferred stock and issue it to another person or entity to make it more difficult for another entity to obtain control of the Company. Presently the Board has no intention of issuing additional shares for such purposes and has no knowledge of any takeover efforts.

          An affirmative vote of 2/3 of the voting power of the shares present and entitled to vote is required to approve this Proposal Number II.

          The Board recommends a vote FOR Proposal II.

PROPOSAL III
APPROVAL OF AMENDMENT TO ARTICLE V OF THE 1983 RESTATED ARTICLES OF INCORPORATION REGARDING NOTICE OF NOMINATIONS TO THE BOARD OF DIRECTORS AND INDEMNIFICATION

          Article V of the 1983 Restated Articles of Incorporation includes a provision regarding a procedure for shareholders to make nominations for the election of directors and the timing for shareholders to make such nominations. The 1983 Restated Articles of Incorporation currently provide that any nomination not intended to be included in proxy materials must be delivered to the Secretary of the Company not less than 18 days and no more that 50 days prior to the day of any meeting of shareholders called for the election of directors. The rules relating to nomination of directors are commonly included in a company’s bylaws and amendments permitted to be made with Board approval. The Board believes it is in the best interest of the Company to delete the nomination notice provisions from the Articles and place them in the bylaws to enable the Board to respond to changes in laws and regulations on a timely basis. The Board further believes that it has the best interest of the Company to, in general, require not less than 90 days’ notice of any nomination before an annual meeting, to provide the Company with sufficient time to respond, if necessary, in the proxy materials. The Board intends to amend the Company’s bylaws accordingly if this Proposal III is approved.

          Article V also includes limitation on the maximum aggregate amount of indemnification payable to all persons eligible for indemnification to $5,000,000 in 1987 constant dollars or approximately $10,500,000 in 2010 dollars over and above all insurance amounts paid. The Board of Directors believes that this provision is not consistent with the current practice for public companies and could negatively affect the ability of the Company to attract and retain qualified directors. The proposed amendment would eliminate any limitation in the Articles of Incorporation on indemnity payable to eligible persons and the Board intends to adopt language in its bylaws which would provide that the eligible persons would be entitled to indemnification to the full extent provided by Minnesota Business Corporation Act if this Proposal III is approved.

          An affirmative vote of 2/3 of the voting power of the shares present and entitled to vote is required to approve this Proposal Number III.

          The Board recommends a vote FOR Proposal III.

PROPOSAL IV
APPROVAL OF AMENDMENT TO DELETE ARTICLE VII OF THE 1983 RESTATED ARTICLES OF
INCORPORATION REGARDING ACTIONS REQUIRING SHAREHOLDER APPROVAL

          Article VII sets forth a list of actions that the Board of Directors can take only with the approval of two-thirds of the voting power of the shares present and entitled to vote except for certain actions where the Board determines the action is in the “course of business” of the Company. This Article is unusual and differs substantially from the Minnesota Business Corporation Act. This Article is unnecessary because the shareholder protections it was designed to provide are substantially set forth in the Minnesota Business Corporation Act. For example the Minnesota Business Corporation requires the approval of the majority of all outstanding shares for a merger of the Company into another entity and for the sale of “substantially all” of the assets of the Company. In addition, the required two-thirds of the voting power of the shares present and entitled to vote as now set forth in the 1983 Restated Articles of Incorporation may not meet the current Minnesota law requirement of a majority of all shares outstanding for approval of certain matters. The Board believes it is in the Company’s best interest to delete Article VII in its entirety as it is no longer necessary and it is in part inconsistent with the Minnesota Business Corporation Act.

          An affirmative vote of 2/3 of the voting power of the shares present and entitled to vote is required to approve this Proposal Number IV.

          The Board recommends a vote FOR Proposal IV.

PROPOSAL V
APPROVAL OF AMENDMENT TO DELETE ARTICLE IX OF THE 1983 RESTATED ARTICLES OF
INCORPORATION REGARDING ACTIONS AUTHORIZED TO BE TAKEN BY THE BOARD OF DIRECTORS
WITHOUT SHAREHOLDER APPROVAL

          Article IX sets forth a list of actions that the Board may take without prior shareholder approval. Article IX specifically provides that its language is not in limitation of the powers conferred by statute. The Minnesota Business Corporation Act provides general authority to the Board to manage the business and affairs of a corporation, and accordingly the grant of authority by this Article is unnecessary. The deletion of this Article would also remove the provision that two-thirds of the voting power of the shares present and entitled to vote is required for shareholders to amend the bylaws. Removing this provision results in default to the statutory requirement that the bylaws can be amended by a majority of the voting power present and entitled to vote. The Board believes there is no reason for such a voting requirement in excess of the general requirement under the Minnesota Business Corporation Act.

          The deletion of Article IX also deletes the requirement that any motion to make, alter or rescind a bylaw provision must be delivered to the Secretary of the Company not less than 18 days and no more than 50 days prior to the day of any meeting of shareholders. The Board believes it is in the best interest of the Company to delete the notice provisions for amending the bylaws from the Articles and place notice requirements in the bylaws. The Board further believes that it is in the best interest of the Company to in general require not less than 90 days notice of any nomination before a shareholder meeting for such purpose, to provide the Company with sufficient time to respond, if necessary, in the proxy materials. The Board intends to amend the Company’s bylaws accordingly, if this Proposal V is approved.

          The deletion of this Article IX removes the anti-greenmail provision which is in conflict with the Minnesota Business Corporation Act.

          An affirmative vote of 2/3 of the voting power of the shares present and entitled to vote is required to approve this Proposal Number V.

          The Board recommends a vote FOR Proposal V.

PROPOSAL VI
APPROVAL OF AMENDMENT TO AUTHORIZE THE BOARD OF DIRECTORS TO ACT BY LESS THAN
UNANIMOUS WRITTEN CONSENT WHEN PERMITTED BY LAW

          The Minnesota Business Corporation Act permits the written action by unanimous written action even if not permitted by a company’s articles of incorporation. The Board believes it is in the best interest of the Company that for actions that do not require shareholder approval, the Board may act by written action by the number of directors required to take the same action at a meeting at which all directors were present. The adoption of this language is designed to provide flexibility to the Board so that it can act by written consent in addition to the traditional in-person meeting or a meeting by remote communication. This would allow the Board to take an action on an expedited basis when obtaining a unanimous written action is not possible.

          An affirmative vote of 2/3 of the voting power of the shares present and entitled to vote is required to approve this Proposal Number VI.

          The Board recommends a vote FOR Proposal VI.

PROPOSAL VII
APPROVAL TO AMEND AND RESTATE THE 1983 RESTATED ARTICLES OF INCORPORATION TO
MAKE CERTAIN OTHER CHANGES TO CONFORM THE COMPANY’S ARTICLES OF INCORPORATION TO
THE MINNESOTA BUSINESS CORPORATION ACT.

          In addition to the proposed amendments to the 1983 Restated Articles of Incorporation described in Proposals II, III, IV, V and VI, the Board recommends shareholder approval of a proposal to amend and restate our 1983 Restated Articles of Incorporation to integrate all of the amendments approved by the shareholders at the Annual Meeting into one document and to make such further amendments necessary to simplify the Articles of Incorporation, to correct various cross-references, to remove outdated and inconsistent language and replace it with language consistent and not in conflict with the Minnesota Business Corporation Act and to renumber and reformat the Articles of Incorporation. Reference is made to the proposed Amended and Restated Articles set forth as Appendix A hereto, which reflects all of the amendments proposed in this Proxy Statement.

          An affirmative vote of 2/3 of the voting power of the shares present and entitled to vote is required to approve this Proposal Number VII.

          The Board recommends a vote FOR Proposal VII.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table sets forth the cash and non-cash compensation for the last two fiscal years awarded to or earned by (i) the individual that served as our principal executive officer (“Chief Executive Officer”) during our fiscal year ended June 30, 2010, referred to as fiscal 2010; (ii) our two most highly compensated individuals who served as executive officers of Flexsteel other than our Chief Executive Officer at the end of fiscal 2010. The Chief Executive Officer and the two executive officers named below are collectively referred to in this proxy statement as the named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Ronald J. Klosterman	2010	477,600	169,260	41,000	305,670	215,875	(5)	1,209,405
Chief Executive Officer	2009	470,100	169,260	12,900	– (4)	143,249	(5)	795,509

James R. Richardson	2010	299,250	53,460	24,600	163,040	71,758	(5)	612,108
Senior Vice President Marketing	2009	297,000	53,460	8,600	– (4)	78,537	(5)	437,597

Donald D. Dreher	2010	382,200	–	24,600	162,370	34,400	(6)	603,570
President and Chief Executive Officer of DMI Furniture, Inc.	2009	379,200	–	8,600	– (4)	32,036	(6)	419,836

(1)

The amounts shown represent the potential three-year performance stock awards granted under the 2007 Long-Term Management Incentive Plan during each fiscal year. No shares will be issued unless the minimum specific performance goals set by the Nominating & Compensation Committee are met. The 2010 three-year performance period is July 1, 2009 – June 30, 2012. The 2009 three-year performance period is July 1, 2008 – June 30, 2011. Shares earned, if any, will be issued following each respective three-year performance period. The amounts shown reflect the grant date fair value of the awards assuming achievement of the at target performance goals. The maximum share award value that could be issued for each of 2010 and 2009 for Mr. Klosterman is $270,830 and for Mr. Richardson is $85,560.

(2)

The amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 used in calculating the stock option award amount may be found in Note 8 to the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

(3)	The amounts shown represent the cash bonuses earned under the Company’s annual incentive program.

(4)

In June 2008, the Nominating and Compensation Committee established the targets for the Company’s Executive Officers’ annual incentive awards. At the end of fiscal year 2009, it was determined that the target for free cash flow was exceeded and the Executive Officers as a group were eligible to receive $306,000 in cash bonuses. The Executive Officers believed that it was inappropriate to receive any cash bonuses for fiscal year 2009 due to the overall actions taken in response to the dramatic economic downturn. These actions included closing facilities, significant employee terminations, salary deferrals and a reduction in the dividend payments to shareholders. The Company experienced significant declines in revenue, operating results were near breakeven and the Company recorded a net loss. As many of the factors affecting fiscal year 2009 could not have been anticipated when the targets were established, the Nominating and Compensation Committee concurred with the recommendation of the Executive Officers and no cash bonuses were awarded or paid for fiscal year 2009.

(5)

Includes for the named executive officer indicated amounts paid or accrued for the following perquisites and personal benefits: car allowance or company-provided car, tax planning services, country club dues, supplemental health insurance, furniture program, company retirement plan contributions and matching contributions to our 401(k) plan. The amounts of our contribution to the senior officer supplemental retirement plan for 2010 and 2009 for Mr. Klosterman were $151,000 and $93,000, respectively and for Mr. Richardson were $61,000 and $31,000, respectively.

(6)

Includes for the named executive officer indicated amounts paid for the following perquisites and personal benefits: car allowance, tax planning services, country club dues, supplemental health insurance and matching contributions to the Company’s 401(k) plan.

          Annual Incentive Program. The plan is structured as an annual cash payment tied to the achievement of Company objectives during the fiscal year. The incentive award levels are expressed as a percentage of the named executive officer’s salary ranging from 40% to 75% based on the individual’s responsibility level. The objectives for fiscal year 2010 for each of the named executive officers, including weighting for each objective, were (i) Mr. Klosterman—60% diluted earnings per share, 20% net sales, and 20% free cash flow; (ii) Mr. Richardson—30% diluted earnings per share, 10% net sales, 10% free cash flow, and 50% related to individual goals; and (iii) Mr. Dreher—20% diluted earnings per share, 10% net sales, 10% free cash flow, and 60% related to individual goals.

          2007 Long-Term Management Incentive Compensation Plan. The plan provides for shares of common stock and cash to be awarded to officers and key employees based on performance targets set by the Nominating and Compensation Committee of the Board. The Company’s shareholders approved 500,000 shares to be issued under the plan. No shares have been issued as of June 30, 2010. The committee selected consolidated operating results for organic net sales (weighted 20%) and fully-diluted earnings per share (weighted 80%) for the three-year performance periods beginning July 1, 2008 and ending on June 30, 2011, beginning July 1, 2009 and ending on June 30, 2012, and beginning July 1, 2010 and ending on June 30, 2013. The Committee has also specified that payouts, if any, for awards earned under the fiscal years 2009-2011, 2010-2012 and 2011-2013 performance periods will be 60% stock and 40% cash.

          We offer the following retirement plan benefits to our executive officers, other than Donald D. Dreher (who receives the benefits required by his employment agreement described below):

          •     Retirement Savings Plans. We maintain the Flexsteel Industries, Inc. Salaried Employees Retirement and 401(k) Plan, referred to as the Retirement Plan, a qualified plan available generally to all salaried employees. The Retirement Plan provides that we can make discretionary contributions, on a non-discriminatory basis, under the Retirement Plan. There was no discretionary contribution during fiscal years 2010 and 2009. The Retirement Plan also provides for each participant to make elective contributions up to 50% of base salary and annual cash bonus (pay), subject to Internal Revenue Code limits, which are matched by us at 25% of the first 4% of pay contributed by the participant. In addition, the Retirement Plan requires that we contribute 4% of pay up to the Social Security base and 6% of pay in excess of the Social Security base on behalf of each participant in the plan. The amount of these matching contributions and other required company contributions is shown in the Summary Compensation Table in the column titled “All other compensation” above.

          •     Nonqualified Voluntary Deferred Compensation and Senior Officer Supplemental Retirement Plans.

          Voluntary Deferred Compensation – We maintain the Flexsteel Industries, Inc. Voluntary Deferred Compensation Plan, referred to as the Voluntary Plan, which allows our executive officers the opportunity to voluntarily defer, based on annual elections, 10% to 30% of their base salary, 10% to 100% of annual incentive compensation and 33% to 100% of their long-term incentive compensation. We offer this opportunity to our executive officers to assist them in income tax and estate planning purposes. The executive officer may elect an earnings credit based on the prime interest rate effective on January 1 of each calendar year, the annual return of the S&P 500 Index as of the end of calendar year, or a combination of the two. Distributions are made upon the earliest of the participant’s death, disability, or the date which is six months after the date of the executive’s separation of service from the Company. The Voluntary Plan does not permit us to make contributions.

          Senior Officer Supplemental Retirement Plan – We maintain supplemental retirement plans, collectively referred to as the Supplemental Plan, which provides for additional annual defined contributions toward retirement benefits to our senior executive officers. The additional contribution is stipulated in the executive’s individual agreements or in the document governing the arrangements. Earnings are credited to the accumulated contributions based on the investment return of assets we designate for this obligation. The amount of the contribution for each named executive officer is reported in the Summary Compensation Table in the column titled “All other compensation”. Distributions begin when the executive attains age 65 and retires or in some cases when the executive terminates employment. Distributions are paid in installments or lump sums as elected by the executive. Under the Supplemental Plan our named executive officers are entitled to monthly payments of $5,000 until they reach or would have reached age 65 upon termination of employment due to death or disability.

          Employment Agreement for Donald D. Dreher. On October 1, 2006, we entered into an employment agreement with Donald D. Dreher, a Senior Vice President of Flexsteel and Chief Executive Officer and President of DMI Furniture, Inc. and on June 27, 2008, we entered into an amendment to the employment agreement extending the term of the agreement from December 31, 2009 to September 30, 2012, unless terminated prior to that time as provided in the employment agreement. We have the right to terminate the employment agreement upon 30 days advance notice without cause and can terminate the employment agreement for cause (as defined in the employment agreement) upon 120 days advance notice. Under the terms of the employment agreement, Mr. Dreher is entitled to a base annual salary of $379,200 and an annual bonus, subject to achieving annual performance levels established by our Board, of not less than $50,000, unless our subsidiary, DMI Furniture, Inc., reports a financial pre-tax loss (before this bonus) in which case no bonus shall be paid. Mr. Dreher’s employment agreement also provides that we provide him with life insurance; health, disability and travel accident insurance consistent with DMI Furniture, Inc’s coverage; automobile allowance; reimbursement for certain medical care expenses; personal tax and financial planning expense allowance; and country club dues. If the employment agreement is terminated without cause prior to September 30, 2012, Mr. Dreher is entitled to payment in one lump sum of the balance of his base salary through September 30, 2012 so long as he agrees to comply with the noncompete provisions of the employment agreement. The employment agreement also contains a 24-month post-termination noncompete provision and non-solicitation and confidentiality provisions. Assuming Mr. Dreher was terminated without cause effective June 30, 2010, he would have been entitled to an estimated lump sum cash severance payment in the aggregate amount of approximately $860,000. The foregoing amounts are estimates of the amounts that would have been paid out to Mr. Dreher upon his termination of employment. The actual amounts to be paid out can only be determined at the time Mr. Dreher in fact terminates employment with us.

Outstanding Equity Awards at Fiscal Year-End

          The following table sets forth certain information relating to equity awards outstanding at June 30, 2010 for each of our named executive officers.

	Option Awards (1)				Stock Awards (2)(3)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Performance Period	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Ronald J. Klosterman					7/1/2008- 6/30/2011	5,264	$57,904
					7/1/2009- 6/30/2012	7,066	$77,726
	12/07/2009	25,000	8.42	12/07/2019
	12/10/2007	15,000	12.35	12/10/2017
	12/11/2006	15,000	12.65	12/11/2016
	12/13/2005	12,000	14.40	12/13/2015
	12/14/2004	12,000	16.49	12/04/2014
	11/25/2003	12,000	19.21	11/25/2013
	12/09/2002	10,750	15.925	12/09/2012

Donald D. Dreher	12/07/2009	15,000	8.42	12/07/2019
	12/08/2008	20,000	6.81	12/08/2018
	12/10/2007	10,000	12.35	12/10/2017
	12/11/2006	10,000	12.65	12/11/2016
	12/13/2005	10,750	14.40	12/13/2015
	12/14/2004	10,000	16.49	12/04/2014
	11/25/2003	8,000	19.21	11/25/2013

James R. Richardson					7/1/2008- 6/30/2011	1,664	$18,304
					7/1/2009- 6/30/2012	2,233	$24,563
	12/10/2007	10,000	12.35	12/10/2017
	12/11/2006	10,000	12.65	12/11/2016
	12/13/2005	10,750	14.40	12/13/2015
	12/14/2004	10,750	16.49	12/04/2014
	11/25/2003	10,750	19.21	11/25/2013
	12/09/2002	10,750	15.925	12/09/2012

(1)	All option awards are fully vested as of the date of grant.
(2)

The amounts shown represent the potential three-year performance stock awards granted under the 2007 Long-Term Management Incentive Plan during each fiscal year. No shares will be issued unless the minimum specific performance goals set by the Nominating & Compensation Committee are met. Shares earned, if any, will be issued following each respective three-year performance period. The amounts shown reflect the fair value of the awards as of June 30, 2010 closing stock price assuming achievement of the minimum performance goals.

(3)	The closing stock price was $11.00 per share on June 30, 2010.

DIRECTOR COMPENSATION

          The following table sets forth the cash and non-cash compensation for fiscal 2010 awarded to or earned by each of our directors who is not also a named executive officer.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
L. Bruce Boylen	46,600	4,175	50,775
Mary C. Bottie	36,800	4,175	40,975
Lynn J. Davis	35,100	4,175	39,275
Robert E. Deignan	36,600	4,175	40,775
Thomas E. Holloran (3)	36,400	4,175	40,575
Eric S. Rangen	37,000	4,175	41,175

(1)

Each Director who is not an employee of the Company is paid a retainer at the rate of $14,000 per year. In addition, each is paid a fee of $3,000 for each Board meeting each attends. The Chairman of the Board is paid a retainer of $24,500 per year and a fee of $5,200 for each Board meeting attended. For attending a committee meeting or a meeting of independent directors each is paid a fee of $1,300. The Chairman of each Committee is paid $1,500 for each meeting attended. We pay no additional remuneration to our employees who are Directors.

(2)

The amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Each Director who is not employed by us receives on the first business day after each annual meeting a non-discretionary, non-qualified stock option grant for 2,500 shares valued at fair market value on the date of grant, exercisable for 10 years. Each person who becomes for the first time a non-employee member of the Board, including by reason of election, appointment or lapse of three (3) years since employment by us, will receive an immediate one-time option grant for 2,500 shares.

(3)

We have a long-standing agreement with Thomas E. Holloran pursuant to which we will pay to him, or his beneficiaries, $20,000 after he ceases to be a Director as additional compensation in recognition of Director services rendered.

(4)

As of June 30, 2010, each Director who is not an employee had the following stock options outstanding; Mr. Boylen, 22,000 options; Ms. Bottie, 15,000 options; Mr. Davis, 17,500 options; Mr. Deignan, 18,000 options; Mr. Holloran, 22,000 options; and Mr. Rangen, 22,000 options.

CORPORATE GOVERNANCE

Board of Directors

          Our Board of Directors is currently comprised of the ten members identified under Proposal 1 (Election of Directors). During the fiscal year ended June 30, 2010, four meetings of the Board were held. All of the directors of the Company attended no less than 75% of the meetings of the Board and the committees on which they served. The Company does not have a formal policy regarding attendance by Board members at the Company’s annual meetings, but the Board encourages all its members to attend the annual meeting of shareholders. Nine members of the Board of Directors attended the prior year’s annual meeting.

          The Board has determined that the following directors, which constitute a majority of the Board of Directors, are independent directors as defined by The NASDAQ Stock Market listing standards: Mary C. Bottie, L. Bruce Boylen, Lynn J. Davis, Robert E. Deignan, Thomas E. Holloran and Eric S. Rangen. The independent directors meet periodically in executive session without the Chief Executive Officer or other management directors present. Thomas E. Holloran presides at these meetings.

Board Leadership Structure

          The Board elected an independent director, Mr. Boylen, to serve as Chairman of the Board at this time. Our By-Laws provide that the Chairman of the Board may be an independent director or the Chief Executive Officer of the Company. In making leadership determinations, the Board considers many factors including the specific needs of the business and what is in the best interest of our shareholders. The Board believes that presently it is in the best interest of the Company that the positions of Chairman of the Board and Chief Executive Officer are separate. The Board believes that this separation is presently appropriate as it allows the Chief Executive Officer to focus primarily on leading our day-to-day operations while the Chairman of the Board can focus on leading the Board.

Ability of Shareholders to Communicate with the Board of Directors

          The Board has provided the means by which shareholders may send communications to the Board or to individual members of the Board. Such communications, whether by letter, email or telephone should be directed to the Secretary of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary, may not be forwarded to the directors.

Committees of the Board

          Our Board of Directors has established two standing committees of the Board. The names of the committees and the principal duties are as follows:

          Audit and Ethics Committee - Confers with the independent registered public accounting firm on various matters, including the scope and results of the audit; authorizes special reviews or audits; reviews internal auditing procedures and the adequacy of internal controls; and reviews policies and practices respecting compliance with laws, conflicts of interest and ethical standards of the Company. The Committee held six meetings during the fiscal year ended June 30, 2010. The Committee members are Eric S. Rangen - Chair, Mary C. Bottie, Lynn J. Davis, Robert E. Deignan and Thomas E. Holloran. The Board has adopted a written charter for the Audit and Ethics Committee. The Board believes all Audit and Ethics Committee members are independent as defined by The NASDAQ Stock Market listing standards. The Board has determined that two members of the Audit and Ethics Committee qualify as “audit committee financial experts” within the meaning of the Securities Exchange Act of 1934, as amended, referred to as the 1934 Act, and have designated Eric S. Rangen and Lynn J. Davis as the audit committee financial experts.

          Nominating and Compensation Committee - Makes recommendations regarding Board compensation; reviews performance and compensation of all executive officers; determines stock option grants; advises regarding employee benefit plans; reviews timely proposed nominations received from any source including nominations by shareholders and makes recommendations to the Board regarding all director nominees; and develops and maintains succession planning policies and criteria for senior executives and Board members.

          The Board has adopted a written charter for the Nominating and Compensation Committee. The Board believes all Nominating and Compensation Committee members are independent as defined by The NASDAQ Stock Market listing standards. The Committee held three meetings during the fiscal year ended June 30, 2010. The Committee members are Mary C. Bottie - Chair, Robert E. Deignan, Lynn J. Davis, Thomas E. Holloran and Eric S. Rangen.

          Stock Option Granting Policy — The Nominating and Compensation Committee has formalized its stock option granting practices by adopting a policy for the grant of stock options. The policy reflects the Nominating and Compensation Committee’s long-standing approach to stock option grants described above. In addition, the policy provides, among other things, that all grants of stock options must be approved by the Nominating and Compensation Committee at in person or telephonic meetings generally on an annual basis; stock options may not be granted to a current director, officer or employee during any quarterly or other blackout period as defined in our insider trading policy; the grant date for each option will be the date of the Nominating and Compensation Committee meeting at which action was taken to approve the stock option; the exercise price for the stock option will be equal to the last sale price per share of our common stock as reported on The NASDAQ Stock Market on the grant date; specifies procedures for granting stock options to newly hired executives; and that any program, plan or practice to time or select the grant dates of stock options in coordination with the release by us of material non-public information is prohibited.

          Nomination Matters — The Nominating and Compensation Committee of the Board of Directors is responsible for making recommendations to the Board concerning nominees for election as directors and nominees for Board vacancies. When assessing a director candidate’s qualifications, the Nominating & Compensation Committee considers the candidate’s expertise in finance, general management, human resources, legal training, marketing, sales, operations, manufacturing, supply-chain management, and company culture, independence, high ethical standards, and uncompromising integrity. In addition, the Nominating & Compensation Committee looks at the overall composition of the Board and how a candidate would contribute to the overall synergy and collaborative process of the Board. The Nominating & Compensation Committee has not established specific minimum eligibility requirements for candidates other than high ethical standards, uncompromising integrity, commitment to act in the best interests of the shareholders, requirements relating to age and ensuring that a substantial majority of the board remains independent.

          In addition to the considerations described above, our Nominating & Compensation Committee considers diversity in its evaluation of candidates for Board membership. Although the Company has no formal diversity policy, the Board believes that diversity with respect to factors such as background, experience, skills, race, gender and national origin is an important consideration in board composition. The Nominating & Compensation Committee discusses diversity considerations in connection with each candidate, as well as on a periodic basis in connection with the composition of the Board as a whole.

          If the Nominating and Compensation Committee approves a candidate for further review following an initial screening, the Nominating and Compensation Committee will establish an interview process for the candidate. Generally, the candidate will meet with the members of the Nominating and Compensation Committee, along with our Chief Executive Officer. Contemporaneously with the interview process, the Nominating and Compensation Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Nominating and Compensation Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board. The Nominating and Compensation Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to us and concern for our success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

          Recommendations for candidates to be considered for election to the Board at our annual shareholder meetings may be submitted to the Nominating and Compensation Committee by our shareholders. Candidates recommended by our shareholders will be considered under the same standards as candidates that are identified by the Nominating and Compensation Committee. Currently, nominations by shareholders to be made at the annual meeting but not to be included in our proxy statement must be received by the Secretary of the Company at least 18 days before the annual meeting and set forth nominee information as required by the Company’s 1983 Restated Articles of Incorporation, as amended, which are available upon request to the Secretary of the Company. To enable the committee to evaluate the candidate’s qualifications, shareholder recommendations must currently include the following information:

•	The name, age, business address and, if known, residence address of each nominee proposed in such notice;

•	The principal occupation or employment of each such nominee; and

•	The number of shares of stock of the Company, which are beneficially owned by each such nominee.

          If Proposal III described in this proxy statement is approved by the shareholders, the Board intends to amend its bylaws to require that such notice of nomination must be received by the Secretary of the Company at least ninety (90) days before the date of the annual meeting and set for the information that must accompany such notice. Upon adoption of the amended bylaws, the Company intends to file a Form 8-K with the Securities and Exchange Commission describing such amendments along with a copy of the amended bylaws. The process and timing set forth in the amended bylaws would apply to nominations for directors at the Company’s 2011 annual meeting. A copy of the amended bylaws, if applicable, will be available by request to the Secretary of the Company.

          Committee Charters - Subject to applicable law and regulatory requirements, the Board may establish additional or different committees from time to time. The charters of the Audit and Ethics Committee and Nominating and Compensation Committee are available at www.flexsteel.com.

Audit and Ethics Committee Report

          The Audit and Ethics Committee has reviewed and discussed the audited financial statements with management. The Audit and Ethics Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statements on Auditing Standards (SAS) No. 61 and 90 “Communication with Audit Committees”, as amended, as adopted by the Public Company Accounting Oversight Board, referred to as the PCAOB in Rule 3200T. The Audit and Ethics Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee,” as adopted by the PCAOB in Rule 3200T, as may be modified or supplemented, and has discussed with Deloitte & Touche LLP, the firm’s independence. Based on the review and discussions referred to above in this report, the Audit and Ethics Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

          This report has been prepared by members of the Audit and Ethics Committee. Members of this Committee are:

Eric S. Rangen Chair	Mary C. Bottie	Lynn J. Davis	Thomas E. Holloran	Robert E. Deignan

Risk Oversight

          Our Board of Directors is responsible for consideration and oversight of risks facing Flexsteel. Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees, regularly review strategic, operational, financial, compensation and compliance risks with senior management. The Audit & Ethics Committee performs a central oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled meeting of the full Board. The Audit & Ethics Committee also is responsible for assessing risk related to our capital structure, significant financial exposures, our risk management and major insurance programs and our employee pension plan policies and performance and regularly evaluates financial risk associated with such programs. The Nominating & Compensation Committee considers risk in connection with its design of compensation programs for our executives.

Code of Ethics

          The Company has had a written code of ethics titled Guidelines for Business Conduct for many years. The code of ethics applies to the Company’s directors and employees including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The code of ethics includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code of ethics. The code of ethics is available on the Company’s website at www.flexsteel.com. The Company intends to post any amendments to or waivers of its code of ethics (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer) at this location on its website.

OWNERSHIP OF STOCK BY
DIRECTORS AND EXECUTIVE OFFICERS

          The table below sets forth the shares of the Company’s common stock beneficially owned by the Company’s directors, the named executive officers, and by all directors and executive officers as a group as of September 30, 2010. Unless otherwise indicated, to the best knowledge of the Company, all persons named in the table have sole voting and investment power with respect to the shares shown.

Name	Title	Amount of Common Stock Beneficially Owned(1)(2)		Percent of Common Stock Outstanding(6)
Jeffrey T. Bertsch	Senior Vice President Corporate Services, Director	359,854	(3)(5)	5.3%
Mary C. Bottie	Director	15,100		0.2%
L. Bruce Boylen	Chairman of the Board of Directors	22,000		0.3%
Patrick M. Crahan	Senior Vice President Commercial Seating, Director	204,589	(5)	3.0%
Lynn J. Davis	Director	25,000		0.4%
Robert E. Deignan	Director	23,000		0.3%
Donald D. Dreher	Senior Vice President, President and Chief Executive Officer DMI Furniture, Inc.	84,750		1.3%
Thomas E. Holloran	Director	32,680		0.5%
Ronald J. Klosterman	Chief Executive Officer and President, Director	204,637		3.0%
Eric S. Rangen	Director	22,500		0.3%
James R. Richardson	Senior Vice President Sales and Marketing, Director	448,406	(4)(5)	6.7%

All Directors and Executive Officers as a Group (14)		1,817,106		24.4%

(1)

Includes the following number of shares which may be acquired by exercise of stock options: J.T. Bertsch – 98,000; M.C. Bottie – 15,000; L.B. Boylen – 22,000; P.M. Crahan – 85,560; L.J. Davis – 17,500; R.E. Deignan – 18,000; D. D. Dreher – 83,750; T.E. Holloran – 22,000; R. J. Klosterman – 101,750; E.S. Rangen – 22,000; J.R. Richardson – 63,000.

(2)	Includes shares, if any, owned beneficially by their respective spouses.

(3)

Does not include 137,858 shares held in irrevocable trusts for which trusts American Trust & Savings Bank serves as sole trustee. Under the Terms of Trust, J. T. Bertsch has a possible contingent interest in each trust. J. T. Bertsch disclaims beneficial ownership in the shares held by each such trust.

(4)

Includes 168,568 shares held in the Irrevocable Arthur D. Richardson Trust for which J.R. Richardson serves as co-trustee and over which shares J.R. Richardson has the rights of voting and disposition.

(5)

Includes the following number of shares deferred pursuant to election to participate in the Company’s Voluntary Deferred Compensation Plan: J.T. Bertsch – 9,769; P.M. Crahan – 12,049; J.R. Richardson – 15,049.

(6)

Shares of the Company’s common stock not outstanding but deemed beneficially owned because the respective person or group has the right to acquire the shares as of September 30, 2010, or within 60 days of such date, are treated as outstanding for purposes of calculating the percentage of common stock outstanding for such person or group.

OWNERSHIP OF STOCK BY
CERTAIN BENEFICIAL OWNERS

          To the best knowledge of the Company, no person owns beneficially 5% or more of the outstanding common stock of the Company as of September 30, 2010 except as is set forth below. Unless otherwise indicated, to the best knowledge of the Company, all persons named in the table have sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned (1)		Percent of Class (7)
Dimensional Fund Advisors LP, 6300 Bee Cave Rd., Bldg. One, Austin, TX 78746	522,999	(5)	7.9%
James R. Richardson, P.O. Box 877, Dubuque, IA 52004	448,406	(3) (4)	6.7%
Jeffrey T. Bertsch, P.O. Box 877, Dubuque, IA 52004	359,854	(2) (4)	5.3%
Perritt Capital Management, Inc., 300 South Wacker Dr., Suite 2880, Chicago, IL 60606	344,908	(6)	5.2%

(1)

To the best knowledge of the Company, no beneficial owner named above has the right to acquire beneficial ownership in additional shares, except as disclosed in footnotes (1) and (5) of Ownership of Stock by Directors and Executive Officers.

(2)	Does not include 137,858 shares held in irrevocable trusts as disclosed in footnote (3) of Ownership of Stock by Directors and Executive Officers.

(3)	Includes 168,568 shares held in the Irrevocable Arthur D. Richardson Trust as disclosed in footnote (4) of Ownership of Stock by Directors and Executive Officers.

(4)	Includes the following number of shares deferred pursuant to election to participate in the Company’s Voluntary Deferred Compensation Plan: J.T. Bertsch – 9,769; J.R. Richardson – 15,049.

(5)

The number of shares beneficially owned is based on information provided in a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2010, which reflects sole voting power with respect to 519,789 shares and sole dispositive power with respect to 522,999 shares.

(6)

The number of shares beneficially owned is based on information provided in a Schedule 13G filed with the Securities and Exchange Commission on January 26, 2010, which reflects sole voting and dispositive power over 28,300 shares and shared voting and dispositive power over 316,608 shares.

(7)

Shares of the Company’s common stock not outstanding but deemed beneficially owned because the respective person or group has the right to acquire the shares as of September 30, 2010, or within 60 days of such date, are treated as outstanding for purposes of calculating the percentage of common stock outstanding for such person or group.

EXECUTIVE OFFICERS

          The executive officers of the Company, their ages, positions (in each case as of June 30, 2010), and the year they were first elected or appointed an officer of the Company, are as follows:

Name (age)	Position (date first became officer)
Ronald J. Klosterman (62)	Chief Executive Officer and President (1989)
James R. Richardson (66)	Senior Vice President of Residential Sales and Marketing (1979)
Thomas D. Burkart (67)	Senior Vice President of Vehicle Seating (1984)
Patrick M. Crahan (62)	Senior Vice President of Commercial Seating (1989)
Jeffrey T. Bertsch (55)	Senior Vice President of Corporate Services (1989)
Donald D. Dreher (61)	Senior Vice President (2004), and President & CEO of DMI Furniture, Inc. (1986)
James E. Gilbertson (60)	Vice President of Vehicle Seating (1989)
Timothy E. Hall (52)	Vice President-Finance, Chief Financial Officer & Secretary (2000)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          Deloitte & Touche LLP was the Company’s independent registered public accounting firm in fiscal 2010. In addition to performing the audit of the Company’s consolidated financial statements, Deloitte & Touche LLP provided various audit-related services during fiscal 2010.

          The Audit and Ethics Committee pre-approves both the type of services to be provided by Deloitte & Touche LLP and the estimated fees related to these services. The Audit and Ethics Committee reviewed professional services and the possible effect on Deloitte & Touche LLP’s independence was considered. The Audit and Ethics Committee has considered and found the provision of services for non-audit services compatible with maintaining Deloitte & Touche LLP’s independence. All services provided by Deloitte & Touche LLP during fiscal 2010 were pre-approved by the Audit and Ethics Committee.

          The aggregate fees billed for each of the past two fiscal years ended June 30 for each of the following categories of services are set forth below:

	2010	2009
Audit Fees (1)	$373,000	$365,000
Audit Related Fees (2)	–	38,000
Total	$373,000	$403,000

(1)

Professional fees and expenses for audit of financial statements and internal control over financial reporting services for fiscal 2009 and 2008, as applicable, and consisted of (i) audit of the Company’s annual consolidated financial statements; (ii) reviews of the Company’s quarterly consolidated financial statements; (iii) consents and other services related to Securities and Exchange Commission matters; and (iv) consultations on financial accounting and reporting matters arising during the course of the audit and reviews.

(2)

Professional fees and expenses for audit-related services billed in fiscal 2009 consisted of employee benefit plan audits. In fiscal 2010, the line item for audit fees category includes the non-specified fees for the employee benefit plan audits.

EQUITY COMPENSATION PLAN INFORMATION

          The following table summarizes information as of June 30, 2010 about the Company’s equity compensation plans, including the Company’s stock option plans and management incentive plan. All of these plans have been approved by shareholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,052,244	$12.70	1,008,950
Equity compensation plans not approved by security holders	–		–
Total	1,052,244	$12.70	1,008,950

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Management Directors’ Interests in Financial Institutions

          Jeffrey T. Bertsch, an executive officer and director of the Company, is a director of American Trust and Savings Bank where the Company maintains a $5.0 million line of credit, cumulative letter of credit facilities of $0.7 million and $4.9 million in fiscal years 2010 and 2009, respectively, and where its routine daily banking transactions are processed. In addition, the Company has unfunded deferred compensation plans. Funds of the deferred compensation plans are held in a Rabbi Trust. The Rabbi Trust assets are administered by American Trust and Savings Bank’s trust department. The Company receives no special services or pricing on the services performed by this bank due to the directorship of Mr. Bertsch. At June 30, 2010 and 2009, no amounts were outstanding on the line of credit at the prime rate minus 1%. It is expected that the Company’s relationship with this bank will continue in the future.

PROPOSALS BY SHAREHOLDERS

          Shareholders wishing to have a proposal considered for inclusion in the Company’s proxy statement for the 2011 annual meeting must submit the proposal in writing and direct it to the Secretary of the Company at the address shown in this proxy statement. The Company must receive it no later than May 23, 2011. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the 1934 Act. It is suggested the proposal be submitted by certified mail, return receipt requested. Shareholders who intend to present a proposal at the 2011 annual meeting (other than a director nomination) without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than September 17, 2011. Please refer to the section Nomination Matters under CORPORATE GOVERNANCE above for the timing and process of nominating a director without such nomination being included in the proxy statement. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
          Based on the Section 16(a) forms furnished to us and other information, we believe that all officers, directors and greater than ten percent shareholders met all applicable filing requirements under Section 16(a) during fiscal 2010, except for a Form 4 filed late by Mary C. Bottie.

OTHER MATTERS

          The percentage total number of the outstanding shares represented at each of the last three years shareholders’ annual meetings was as follows: 2007 – 95.6%; 2008 – 89.3%; 2009 – 92.4%.

          A copy of the Company’s Annual Report on Form 10-K for the year ended June 30, 2010, other reports filed or furnished with or to the Securities and Exchange Commission, our Guidelines for Business Conduct, Audit and Ethics Committee Charter and Nominating and Compensation Committee Charter are available, without charge, on the Company’s website at www.flexsteel.com or by writing to the Office of the Secretary, Flexsteel Industries, Inc., P.O. Box 877, Dubuque, Iowa 52004-0877.

          The Board does not know of any other matter which may come before the meeting. However, should any other matter properly come before the meeting, the persons named in the proxy card will vote in accordance with their judgment upon such matters unless a contrary direction is indicated by lining or crossing out the authority on the proxy card.

          If any matters properly come before the 2011 annual meeting, but the Company did not receive notice of it prior to September 17, 2011, the persons named in our proxy card for that annual meeting will have the discretion to vote the proxies on such matters in accordance with their best judgment.

          Shareholders are urged to vote, date, sign and return the proxy card in the enclosed envelope to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY E. HALL
Secretary

Dated:	October 22, 2010
Dubuque, Iowa

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 6, 2010.

The Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders and 2010 Annual Report to Shareholders
are available at www.flexsteel.com in the “About Flexsteel” section under “Investor Relations”.

Notice of 2010 Annual Meeting and Proxy Statement

FLEXSTEEL INDUSTRIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

Monday, December 10, 2010 2:00 p.m.

Hilton Minneapolis 1001 Marquette Avenue Minneapolis, MN 55403

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held December 6, 2010.

The undersigned, a shareholder of Flexsteel Industries, Inc., hereby appoints Ronald J. Klosterman and Thomas E. Holloran, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote at the Annual Meeting of the Shareholders of Flexsteel Industries, Inc., to be held on Monday, December 6, 2010 at 2:00 P.M. at the Hilton Minneapolis, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, and at any adjournments or postponements thereof as follows.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4, 5, 6 and 7.

1.

To elect three (3) Class III Directors to serve until the year 2013 Annual Meeting and until their respective successors have been elected and qualified or until their earlier resignation, removal or termination.

		☐	Vote FOR all nominees (except as marked)		☐	Vote WITHHELD from all nominees
Jeffrey T. Bertsch Lynn J. Davis Eric S. Rangen

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	A proposal to amend Article IV of the 1983 Restated Articles of Incorporation regarding authorized capital.	☐	For	☐	Against	☐	Abstain

3.	A proposal to amend Article V of the 1983 Restated Articles of Incorporation regarding notice of nominations to the Board of Directors and indemnification.	☐	For	☐	Against	☐	Abstain

4.	A proposal to delete Article VII of the 1983 Restated Articles of Incorporation regarding actions requiring shareholder approval.	☐	For	☐	Against	☐	Abstain

5.

A proposal to delete Article IX of the 1983 Restated Articles of Incorporation regarding actions authorized to be taken by the Board of Directors without shareholder approval and certain other actions.

		☐	For	☐	Against	☐	Abstain

6.	A proposal to authorize the Board of Directors to act by less than unanimous written consent when permitted by law.	☐	For	☐	Against	☐	Abstain

7.	A proposal to amend and restate the 1983 Restated Articles of Incorporation to make certain other changes to conform the Company’s Articles of Incorporation to the Minnesota Business Corporation Act.	☐	For	☐	Against	☐	Abstain

In their discretion to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof, unless the shareholder lines or crosses out this authority.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL AND THE GRANT OF AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF WILL NOT BE CROSSED OUT. THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES TO VOTE SUCH SHARES HERETOFORE GIVEN.

Date _____________________________________

Signature(s) in Box
Signature of shareholder shall correspond exactly with the name appearing hereon. If a joint account, each owner must sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, give your full title as such.